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                                                                    EXHIBIT 10.4


                             EMPLOYMENT AGREEMENT


          AGREEMENT dated as of the 15th day of May 1996, by and between Poppe Tyson (hereinafter the "Agency" or the "Company"), a Delaware corporation, with its principal place of business at 40 West 23rd Street, New York, New York 10010 and Steven M. Blondy (hereinafter the "Executive"), residing at 46 East Lane, Madison, New Jersey 07940.


                              W I T N E S S E T H
                              - - - - - - - - - -


          WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company, all on the terms and subject to the conditions contained herein.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Upon the terms and subject to the conditions contained in this Agreement, the Agency hereby engages the Executive to render his services exclusively to the Agency during the Term of this Agreement, as hereinafter defined, and the Executive hereby accepts such employment and agrees to render his services well and faithfully, to the best of his ability and in a competent and professional manner. The Executive shall devote his full time and attention to the services to be rendered by him hereunder and to promote the interests of the Company.

          2. The Executive shall serve as Executive Vice President, Finance and Administration, and shall be the most senior financial officer of the Company. The Executive shall perform such functions and have such responsibilities as are related to the foregoing position and such other functions as may from time to time be designated by the Board of Directors (which term, for purposes of this Agreement, shall also include the Executive Committee) of the Company or the Chief Executive Officer or Chief Operating Officer of the Company not inconsistent with the Executive's position and the Executive shall report directly to the Chief Executive Officer or Chief Operating Officer of the Company. Without limiting the foregoing, the Executive's responsibilities shall include all the responsibilities set forth in Attachment A to this Agreement.

          3. The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate on the
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second anniversary thereof, subject to earlier termination as provided herein.
In the event that the Company elects not to renew the Executive's employment at the end of the Term and fails to give Executive at least three months prior notice of such election, then the Executive shall be entitled as a severance payment to an amount equal to his salary for such period, up to three months, as to which such notice was not given.

          4. During the Term, as full compensation for his services hereunder, the Agency agrees to pay the Executive, and the Executive agrees to accept, the following:

              a. A salary computed at the annual rate of Two Hundred Thousand Dollars ($200,000), payable in such installments as salaries are paid to other executive personnel of the Agency. Such salary is to be reviewed annually by the Company, and may be increased but not decreased.

              b. Such bonuses, if any, as the Board of Directors of the Company, in its sole discretion, shall determine.

              c. Reimbursement of authorized business expenses incurred in connection with the performance of his duties in accordance with the Agency's standard policy with regard thereto for Agency executives of comparable level.

              d.  The stock option described in Paragraph 7 hereof.

          All amounts payable pursuant to this Agreement shall be made subject to all applicable withholdings.

          5. The Executive shall be entitled to life, health and dental insurance, and participation in the Agency's other fringe benefits in accordance with the Agency's standard policy affecting Agency executives of comparable level and in accordance with the terms of the applicable plans as the same may be in effect from time to time.

          6. The Executive shall be entitled to participate in the incentive compensation arrangements established by the Agency on a basis comparable to other senior executives of the Company of comparable rank and position (which executives shall not include the Company's chief executive officer or chief operating officer), and in accordance with the terms of the applicable plans as the same may be in effect from time to time; provided, however, that any grant of awards or other compensation under any

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such plan may take into account the performance of the Executive, as determined by the Board of Directors or committee administering such plan.

          7. The parties acknowledge that contemporaneously herewith they are entering into a stock option agreement (the "Stock Option Agreement") granting to the Executive options to purchase 6.8782293081 shares of the Company's stock (the "Stock Options").

          8. The Agency may terminate this Agreement for Cause at any time upon written notice to the Executive. "Cause", as used herein, is hereby defined as:

              a. the Executive's conviction in a court of law of any crime or offense involving misuse or misappropriation of money or other property of the Agency, or

              b. the Executive's continued, willful failure or refusal to perform (unless cured within 15 days after written notice) specific written directives of the Board of Directors of the Agency or of the officer of the Company (the Chief Executive Officer or Chief Operating Officer) to whom he has been directed to report directly, regarding the Executive's duties and responsibilities which are consistent with the scope and nature of the Executive's duties and responsibilities as set forth in Paragraph 2 hereof, or

              c. any flagrant act of dishonesty by the Executive, any intentionally disparaging comment made by the Executive about the Company which is published and publicly disseminated by the press or media or any act involving gross moral turpitude of the Executive, which in the latter two cases, may materially adversely affect the business of the Agency in the reasonable judgment of the Board; provided, however, the Executive shall be given an opportunity to address the Board with respect to any termination for Cause under this clause c before he is so terminated.

              If the Executive's employment is terminated for Cause, the Executive shall be entitled only to his salary and all previously earned and accrued benefits from the Company or its affiliates through the date of such termination, but shall not be entitled to any other payments.

          9. The employment of the Executive shall terminate upon the Executive's death or disability. "Disability", as used herein, is hereby defined as the unwillingness, inability or failure of the Executive, because of ill health or physical or mental disability to

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perform his responsibilities under this Agreement for a period of ninety (90)
consecutive business days or for a total of one hundred twenty (120) business days, whether or not consecutive, in any twelve (12) consecutive calendar months. If the Executive's employment is terminated due to his death or disability, he shall be entitled only to his salary and all previously earned and accrued benefits from the Company or its affiliates through the date of such termination but shall not be entitled to any other payments.

          10. Upon the Executive's termination of employment for any reason during the term of this Agreement, he shall be entitled to his salary and all previously earned and accrued compensation and benefits from the Company through the date of such termination. In addition, within 10 business days of either (1) the Executive's termination of his employment hereunder for "Good Reason," as hereinafter defined, or (2) the Company's termination of the Executive's employment without Cause, the Company shall pay to the Executive three months salary. For purposes hereof, in the event that (A) the Company is in material breach of the Agreement including, without limitation, (i) a demotion in the Executive's title or position or a material diminution in responsibilities as described herein, (ii) the Company's requiring the Executive to report directly to someone other than the Chief Executive Officer or Chief Operating Officer of the Company, or (iii) any reduction in the Executive's salary or the failure of the Company to pay when due to the Executive any salary or other compensation or benefits described herein, (B) the Executive gives written notice of such breach to the Company, (C) the Company does not remedy such breach within 30 days of such notice, and (D) the Executive terminates his employment within 45 days of such notice, such termination of employment shall be deemed to be a termination of employment for "Good Reason." The parties hereto agree that the payment to Executive of three months salary (whether made under the circumstances described in the second preceding sentence or otherwise) plus the accelerated Stock Option vesting provided for in Section 9(a)(ii) of the Stock Option Agreement shall constitute full and complete liquidated damages for any and all claims and causes of action which Executive might claim or commence against the Company, its Board of Directors, officers and/or employees, relating to a termination of employment or a breach by the Company of this Agreement, and is in lieu of the severance payment provided for in Section 3 hereof.

          11. In consideration of the Executive's employment and continued employment by the Agency and grant to the Executive of the Stock Options, the Executive agrees that for the Term and, unless while this Agreement is in effect, Executive is terminated without Cause or quits for Good Reason, for a period of one year thereafter (such

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period being the "Non-Competition Period"), he will not, directly or indirectly, either on his own behalf or on behalf of any other person, firm or corporation:

              a. solicit any account which is a client of the Agency at the time of such termination, or which was a client of the Agency at any time within one year prior to the date of such termination; or

              b. perform any services relating to new media, the Internet, advertising, marketing, or public relations for any account described in (a) above, either on his own behalf or on behalf of any other new media entity, advertising agency, marketing, or public relation or other organization representing any such account or on behalf of any such account; or

              c. solicit the employment or consulting services of or employ or retain the consulting services of or attempt to employ or retain the consulting services of, or assist anyone else to employ or retain the consulting services of, any person who is at such time or who was at any time within one (1) year immediately prior to such time, an employee of the Agency.

              The Executive also agrees that he will not at any time (whether before or after the termination of his employment with the Agency and regardless as to why he is no longer employed by the Agency) disclose to anyone any confidential information or trade secrets of the Agency or of any client of the Agency, or utilize such confidential information or trade secrets for his own benefit or for the benefit of third parties. All records, memoranda, notes and other documents compiled by him or made available to him during his employment concerning the business of the Agency or the business of any of its clients shall be and remain the property of the Agency, and shall be delivered to the Agency upon the termination of the Executive's employment or at any time prior thereto upon request.

              In the event of any breach or threatened breach by the Executive of any of the covenants hereinabove contained, it is specifically understood and agreed that the Agency shall be entitled, in addition to any other remedies which it may have, to equitable relief by way of injunction or otherwise.

          12. This Agreement constitutes the complete understanding between the parties with respect to the employment of the Executive hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified,

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amended or terminated except by a written instrument signed by each of the parties thereto.

          13. If any covenant or other provision of this Agreement is invalid, unlawful, or incapable of being enforced, by reason of any rule of law or public policy, it shall be enforceable to the maximum extent permitted by law and all other conditions and provisions of this Agreement which can be given effect without the invalid, unlawful or unenforceable provision, shall be given effect.

          14. Unless the Executive and the Company enter into a binding agreement which specifically states that it is extending the Term, in the event that the Executive continues in the employ of the Company past the stated expiration of the Term, such employment shall be considered to be "at will" and none of the provisions of this Agreement regarding Executive's employment or the terms and conditions thereof shall continue in effect; provided, however, that such continued employment shall not adversely effect the Executive's right to receive any benefit (including any severance or other benefit otherwise payable for non-renewal of this Agreement) which he would otherwise have been entitled to hereunder or under the Stock Option Agreement had his employment not continued beyond the stated expiration of the Term.

          15. The Agency shall have the right to set off against any amounts payable by the Agency under this Agreement any amounts owed by the Executive to the Agency.

          16. The obligations and rights of the Executive shall inure to the benefit of and shall be binding upon himself and his personal representatives, and the obligations and rights of the Agency shall inure to the benefit of and shall be binding upon it and its successors and assigns; provided however that the Executive shall not have the right to assign any of his obligations under this Agreement.

          17. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration to be held in the City of New York before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. Each party hereto shall bear its own fees and expenses in connection with the arbitration and 50% of the fees and expenses of the American Arbitration Association and the cost of any transcript. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties consent to the jurisdiction of the New York courts for that purpose. Nothing contained in this Paragraph shall, however, prevent the Company from seeking an

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injunction to enforce a restrictive covenant contained herein.

          18. To the extent permissible by law, the Executive shall be indemnified by the Company to the fullest extent permissible under the Company's amended and restated certificate of incorporation and its by-laws, both as in effect on June 26, 1996, without regard to subsequent reductions thereof.

          19. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                         POPPE TYSON, INC.


                                         By:  ___________________________
                                         Name:
                                         Title:


                                         ___________________________
                                         Steven M. Blondy

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                              ATTACHMENT A


CORPORATE FINANCE
- -----------------

 .  treasury and capital planning/structure
 .  accounting and audit
 .  SEC reporting
 .  taxation
 .  establishment and administration of credit policies
 .  billing and accounts receivable management (includes
   client cost accounting)
 .  purchasing and accounts payable management
 .  expense approvals
 .  budgeting - both operating and capital
 .  mergers & acquisitions


ADMINISTRATION
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 .  corporate structure and policies
 .  data processing and information systems
 .  facilities and equipment
 .  public/investor relations
 .  legal and secretarial
 .  human resources and payroll
 .  benefits administration
 .  compensation including all stock plans

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